CounterPath Reports First Quarter
Fiscal 2018 Financial Results

Company Records Year-Over-Year and Sequential Revenue Growth

VANCOUVER, BC, Canada — September 14, 2017 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: PATH), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for the first quarter ended July 31, 2017 of fiscal year 2018.

First Quarter Financial Highlights (unaudited)

  Revenue of $3.1 million compared to $3.0 million for the first quarter of fiscal 2017 and $2.4 million for the fourth quarter of fiscal 2017.

  Gross margin of 88% compared to 84% for the first quarter of fiscal 2017.

  Non-GAAP loss from operations of $0.2 million compared to non-GAAP loss from operations of $0.3 million for the first quarter of fiscal 2017.

  Non-GAAP net loss of $0.2 million, or $0.05 per share, compared to $0.3 million, or $0.06 per share, for the first quarter of fiscal 2017

  Net loss of $1.2 million, or $0.23 per share, compared to net loss of $0.4 million, or $0.08 per share, for the first quarter of fiscal 2017.

  Cash of $2.5 million as of July 31, 2017 compared to cash of $2.1 million as of April 30, 2017.

Management Commentary

“I am pleased with the growth in new customers using our products and the contributions of our team members” said Donovan Jones, President and Chief Executive Officer. “We expect to see revenue growth in fiscal 2018 as we build on our achievements from the first quarter. We maintained our focus on transitioning to SaaS as we recently began selling retail Bria Mobile for iOS and Android exclusively through subscription and anticipate launching cloud based software and services in the coming months that will enable enterprises to collaborate with their colleagues and externally with their customers. This evolution of Bria integrates voice, instant messaging, screen sharing and conferencing all under one application enabling users to do away with multiple communication services and reduce costs,” continued Jones.

Recent Business Highlights

  Released the Bria 5 softphone for desktop which includes 1080p high-definition video for much clearer image quality.

CounterPath Reports First Quarter Fiscal 2018 Financial Results

  Recognized as one of CIOReview’s “20 Most Promising Contact Center Technology Solution Providers”.

  Announced the release of the subscription-based version of Bria Mobile, which now includes push services for enhanced battery savings.

  Closed a non-brokered private placement of 539,240 shares of common stock of the Company at a price of $2.20 for gross proceeds of $1,186,328.

Financial Overview

(All amounts are in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited.)

Revenue was $3.1 million for the quarter ended July 31, 2017 compared to $3.0 million for the same quarter last fiscal year. Software revenue was $1.7 million compared to $1.7 million for the same quarter last fiscal year. Subscription, support and maintenance revenue was $1.0 million compared to $1.0 million for the same quarter last fiscal year. Professional services and other revenue was $0.4 million compared to $0.4 million for the same quarter last fiscal year.

Operating expenses for the quarter ended July 31, 2017 were $3.6 million compared to $3.6 million for the same quarter last fiscal year. Operating expenses for the quarter ended July 31, 2017 included a non-cash stock-based compensation expense of $0.3 million (2016 - $0.3 million). Sales and marketing expenses were $1.0 million for the quarter ended July 31, 2017 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended July 31, 2017, research and development expenses were $1.4 million and general and administrative expenses were $0.9 million compared to $1.2 million and $1.0 million, respectively, for same quarter last fiscal year.

Foreign exchange loss for the quarter ended July 31, 2017 was $0.6 million compared to foreign exchange gain of $0.2 million for the same quarter last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended July 31, 2017 was $1.2 million, or $0.23 per share, compared to a net loss of $0.4 million, or $0.08 per share, for the same quarter last fiscal year. As of July 31, 2017, the Company had $2.5 million in cash, compared to $2.1 million at April 30, 2017.

CounterPath Reports First Quarter Fiscal 2018 Financial Results

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future including: (1) the Company’s expectation of revenue growth in fiscal 2018 as it builds on its achievements from the first quarter; and (2) the Company’s anticipation of launching cloud based software and services in the coming months that will enable enterprises to collaborate with their colleagues and externally with their customers. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time to time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time to time on SEDAR at www.sedar.com.

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Rogers and Verizon. Visit www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

###

(TABLES TO FOLLOW)

CounterPath Reports First Quarter Fiscal 2018 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	July 31,	April 30,
	2017	2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$2,526,262	$2,071,019
Accounts receivable (net of allowance for doubtful accounts of $138,196
and $80,232, respectively)	2,667,318	2,133,469
Prepaid expenses and deposits	156,985	170,853
Total current assets	5,350,565	4,375,341

Deposits	99,497	91,400
Equipment	139,584	125,813
Goodwill	7,043,181	6,440,955
Other assets	206,022	199,637
Total Assets	$12,838,849	$11,233,146

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,038,941	$1,825,528
Accrued warranty	54,920	54,365
Customer deposits	11,793	6,211
Unearned revenue	2,016,863	2,134,948
Total current liabilities	4,122,517	4,021,052

Deferred lease inducements	22,570	23,022
Unrecognized tax benefit	9,763	9,763
Total liabilities	4,154,850	4,053,837

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: July 31, 2017 – nil; April 30, 2017 – nil	–	–
Common stock, $0.001 par value Authorized: 10,000,000 Issued and outstanding: July 31, 2017 – 5,485,808; April 30, 2017 – 5,005,245	5,486	5,005
Treasury stock	(3)	(60)
Additional paid-in capital	73,140,707	71,680,575
Accumulated deficit	(61,633,548)	(60,481,015)
Accumulated other comprehensive loss – currency translation adjustment	(2,828,643)	(4,025,196)
Total stockholders’ equity	8,683,999	7,179,309
Liabilities and Stockholders’ Equity	$12,838,849	$11,233,146

CounterPath Reports First Quarter Fiscal 2018 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended
	July 31,
	2017	2016
Revenue:
Software	$1,698,893	$1,656,003
Subscription, support and maintenance	967,062	955,296
Professional services and other	446,851	414,695
Total revenue	3,112,806	3,025,994
Operating expenses:
Cost of sales (includes depreciation of $1,584 (2016 – $1,806))	388,243	497,116
Sales and marketing	1,004,284	961,869
Research and development	1,361,473	1,158,661
General and administrative	892,587	981,471
Total operating expenses	3,646,587	3,599,117
Loss from operations	(533,781)	(573,123)
Interest and other income (expense), net:
Interest and other income	–	13
Interest expense	(53)	–
Foreign exchange gain (loss)	(618,699)	209,199
Net loss for the period	$(1,152,533)	$(363,911)

Net loss per share:
Basic and diluted	$(0.23)	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	5,036,954	4,550,516

CounterPath Reports First Quarter Fiscal 2018 Financial Results

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to gross profit and income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and foreign exchange gain (loss) relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended
	July 31,
	2017	2016
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(533,781)	$(573,123)
Plus:
Stock-based compensation	296,332	314,223
Non-GAAP income (loss) from operations	$(237,449)	$(258,900)

	Three Months Ended
	July 31,
	2017	2016
Non-GAAP net income (loss):

GAAP net income (loss)	$(1,152,533)	$(363,911)
Plus:
Stock-based compensation	296,332	314,223
Foreign exchange gain (loss)	618,699	(209,199)
Non-GAAP net income (loss)	$(237,502)	$(258,887)

GAAP net income (loss) per share:
Basic and diluted	$(0.23)	$(0.08)

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.05)	$(0.06)